As filed with the Securities and Exchange Commission on November 7, 1997
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      ARTERIAL VASCULAR ENGINEERING, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                  94-3144218
     (State of Incorporation)               (I.R.S. Employer Identification No.)

                               3576 Unocal Place
                          Santa Rosa, California 95403
                    (Address of principal executive offices)


                           1996 Equity Incentive Plan
                           (Full title of the plans)


                               Lawrence J. Fassler
                          General Counsel and Secretary
                       Arterial Vascular Engineering, Inc.
                                3576 Unocal Place
                          Santa Rosa, California 95403
                                 (707) 525-0111
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                                   CALCULATION OF REGISTRATION FEE
========================== ====================== ========================== =========================== ===========================
                                                      Proposed Maximum            Proposed Maximum
 Title of Securities to        Amount to be            Offering Price            Aggregate Offering             Amount of
      be Registered             Registered              Per Share (1)                Price (1)              Registration Fee
========================== ====================== ========================== =========================== ===========================
Stock Options and Common
Stock (par value $.001)          1,000,000             $54.125 - $54.25            $54,250,000                 $16,402.39
========================== ====================== ========================== =========================== ===========================

================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h)(1). The price per share and aggregate offering price are based upon (i) $54.17, the weighted average of $54.125 - $54.25, the exercise prices of 65,049 outstanding options to purchase common stock pursuant to Registrant's 1996 Equity Incentive Plan and (ii) $54.125, the average of the high and low sales prices of Registrant's Common Stock on November 3, 1997, as reported on the Nasdaq National Market for 934,951 shares.

================================================================================

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                    INCORPORATION BY REFERENCE OF CONTENTS OF
    REGISTRATION STATEMENTS ON FORM S-8 NOS. 333-3254, 333-3468 and 333-22089

     The contents of Registration Statements on Form S-8 Nos. 333-3254, 333-3468 and 333-22089, respectively, filed with the Securities and Exchange Commission on April 5, 1996, April 11, 1996 and February 20, 1997, respectively, are incorporated by reference herein with such modifications as are set forth below.


Item 5.  Interests of Named Experts and Counsel

     Lawrence J. Fassler, General Counsel and Secretary of the Company, whose opinion is included herewith as Exhibit 5, holds 2,000 shares of common stock of the Company and holds options to purchase an additional 27,500 shares of common stock of the Company as of November 6, 1997, of which 6,563 were then exercisable.


                                    EXHIBITS


Exhibit
Number
------

5                 Opinion of Lawrence J. Fassler

23.1              Consent of Ernst & Young LLP, Independent Auditors

23.2              Consent of Lawrence J. Fassler (included in Exhibit 5)

24                Power of Attorney  (contained on the signature page)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Rosa, State of California, on November 3, 1997.


                                  ARTERIAL VASCULAR ENGINEERING, INC.



                                  By:      /s/ Scott J. Solano
                                           -------------------------------------
                                           Scott J. Solano
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott J. Solano and Lawrence J. Fassler, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated.

Signature                                                       Title                                  Date
/s/ Bradly A. Jendersee                              Chairman of the Board of                    November 3, 1997
--------------------------------------------         Directors
Bradly A. Jendersee


/s/ Scott J. Solano                                  President, Chief Executive Officer          November 3, 1997
--------------------------------------------         and Director (Principal Executive Officer)
Scott J. Solano

/s/ John D. Miller                                   Vice President of Finance, Chief            November 3, 1997
--------------------------------------------         Financial Officer, Treasurer and
John D. Miller                                       Director (Principal Financial and
                                                     Accounting Officer)


/s/ Simon H. Stertzer                                Director                                    November 3, 1997
--------------------------------------------
Simon H. Stertzer


/s/ Craig E. Dauchy                                  Director                                    Novmeber 3, 1997
--------------------------------------------
Craig E. Dauchy


                                    EXHIBITS


Exhibit
Number
------

5                 Opinion of Lawrence J. Fassler

23.1              Consent of Ernst & Young LLP, Independent Auditors

23.2              Consent of Lawrence J. Fassler (included in Exhibit 5)

24                Power of Attorney  (contained on the signature page)